UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 24, 2026
INGREDION INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-13397	22-3514823
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Westbrook Corporate Center, Westchester, Illinois		60154
(Address of principal executive offices)		(Zip Code)
(708) 551-2600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	INGR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01    Entry into a Material Definitive Agreement.
Delayed Draw Term Loan Agreement
On June 24, 2026, Ingredion Incorporated (the “Company”) entered into a Delayed Draw Term Loan Agreement, dated as of June 24, 2026, among the Company, the lenders party thereto from time to time, and JPMorgan Chase Bank, N.A. (“JPMorgan”), as Administrative Agent (the “Loan Agreement”), pursuant to which lenders from time to time party thereto have committed to provide the Company with a senior unsecured delayed draw term loan facility (the “DDTL Facility”) in an aggregate amount of $1,475,000,000, which consists of two tranches equal to (i) $500,000,000 of commitments (the “Tranche A-1 Facility”) and (ii) $975,000,000 of commitments (the “Tranche B-1 Facility”).
The proceeds of borrowings under the Loan Agreement will be available to fund payment of the cash consideration (the “Cash Consideration”) of the Company’s announced offer to purchase for cash all of the issued and to be issued share capital (the “Acquisition”) of Tate & Lyle PLC, a company incorporated in England and Wales (“Tate & Lyle”), the refinancing, repayment and discharge of certain outstanding indebtedness of Tate & Lyle and its subsidiaries, and the payment of fees and other costs and expenses of the Acquisition. To the extent any such borrowings are made, the foregoing amount in U.S. dollars, or a portion of such amount, will be converted into British pound sterling, which is the currency in which payment of such Cash Consideration and certain other payments in connection with the Acquisition are required to be made, pursuant to hedging transactions entered into by the Company, which the Company is required to maintain through the consummation of the Acquisition.
The commitments under the Loan Agreement will automatically terminate on February 2, 2028, as such date may be extended in specified circumstances to no later than August 3, 2028, and after any loans have been made available to the Company. Until such date or, if earlier, the occurrence of specified customary draw-stop events consistent with the requirements of the UK City Code on Takeovers and Mergers, the lenders under the Loan Agreement will not have the right, among other actions, to cancel their commitments, terminate the Loan Agreement, exercise any right of netting, set-off or counterclaim, refuse to make available loans under the DDTL Facility, or take any other action to the extent that doing so would prevent or limit such loans being available for consummation of the Acquisition. Funding under the Loan Agreement is subject to the satisfaction of conditions that are customary for transactions of this type.
To the extent that borrowings are made under the Loan Agreement, the Tranche A-1 Facility loans will mature on the date that is three years after the funding date and the Tranche B-1 Facility loans will mature on the date that is five years after the funding date. Loans advanced under each of the Tranche A-1 Facility and the Tranche B-1 Facility will amortize in quarterly payments in a per annum amount equal to 5% of the outstanding principal amount. Loans may be prepaid at any time without premium or penalty, subject to customary breakage costs in the case of borrowings for which a Secured Overnight Financing Rate (“SOFR”) election is in effect.
The Loan Agreement contains affirmative and negative covenants and requires compliance with financial covenants that are substantially similar to the covenants contained in the Company’s existing revolving credit agreement. The affirmative and negative covenants, among other matters, specify customary reporting obligations and, subject to exceptions, restrict the incurrence of additional indebtedness by the Company’s subsidiaries, the incurrence of liens and the consummation of certain mergers, consolidations and sales of assets. The Company is subject to compliance, as of the end of each fiscal quarter, with a maximum leverage ratio, calculated as the ratio of net borrowed debt to consolidated EBITDA, of 3.5 to 1.0 (subject to an increase to a ratio of 4.0 to 1.0 for four consecutive quarters following a material acquisition) and a minimum interest coverage ratio, calculated as the ratio of consolidated EBITDA to consolidated net interest expense, of 3.5 to 1.0, as each such financial covenant is calculated in accordance with the terms of the agreement, for the most recently completed period of four fiscal quarters.
The Loan Agreement provides for customary events of default, including, among others, payment defaults, breach of covenants, cross-default to material indebtedness, judgment defaults, bankruptcy-related events, and the occurrence of a change in control of the Company. The occurrence and continuance of an event of default may result in the termination of lender commitments under the Loan Agreement and, if borrowings are made under the Loan

Agreement, in the acceleration of repayment of DDTL Facility loans, as well as the exercise of other remedies by the lenders.
The outstanding loans under the DDTL Facility will bear interest at a per annum rate equal, at the Company’s option, to (i) a specified base rate plus an applicable margin ranging from 0.00% to 0.6.25%, (ii) a specified term SOFR plus an applicable margin ranging from 1.00% to 1.625% or (iii) a specified daily simple SOFR plus an applicable margin ranging from 1.00% to 1.625%, as each such rate is calculated in accordance with the terms of the Loan Agreement. In each case, the applicable margin will be determined based on either the Company’s senior unsecured long-term debt securities ratings or its leverage ratio. Interest will be payable quarterly in arrears in the case of loans bearing interest based on the base rate, at the end of each interest period (but at least once every three months) in the case of loans bearing interest based on term SOFR, and monthly in arrears in the case of loans bearing interest based on daily SOFR. Ticking fees accrue at a per annum rate ranging from 0.10% to 0.125% (determined based on the Company’s senior unsecured long-term debt securities ratings) on the daily unused amount of the DDTL Facility commitments during the period commencing on October 7, 2026 to, but excluding, the date of termination of the DDTL Facility commitments.
The Company previously entered into a 364-Day Bridge Loan Agreement, dated as of June 8, 2026, with JPMorgan, as administrative agent and the initial lender, and the other lenders from time to time party thereto, pursuant to which the lenders thereunder committed to provide a 364-day senior unsecured bridge term loan facility in an aggregate principal amount of $4,225,000,000 (the “Bridge Facility”), consisting of a $1,475,000 tranche A commitment and a $2,750,000 tranche B commitment, to fund payment of the Cash Consideration, the refinancing, repayment and discharge of certain outstanding indebtedness of Tate & Lyle and its subsidiaries, and the payment of fees and other costs and expenses of the Acquisition. As a result of the Company’s entry into the Loan Agreement, the tranche A commitment under the Bridge Facility was replaced in full and the $2,750,000,000 tranche B commitment remains outstanding.
JPMorgan and certain of its affiliates have provided, and in the future may provide, commercial banking, financial advisory and investment banking services in the ordinary course of business for the Company, its subsidiaries and certain of the Company’s other affiliates, for which such entities have received and will receive customary fees and commissions.
The foregoing description of the Loan Agreement is qualified in its entirety by reference to the text of the Loan Agreement filed as Exhibit 10.1 to this report and incorporated by reference into this Item 1.01.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The description of the Loan Agreement set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are filed herewith:

Exhibit Number	Description
10.1*	Delayed Draw Term Loan Agreement, dated as of June 24, 2026, among Ingredion Incorporated, the Lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as Administrative Agent
104	Cover Page Interactive Data File (embodied within the Inline XBRL document)

* Certain schedules and the exhibits to this document have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission or its staff upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2026	Ingredion Incorporated

	By:	/s/ Tanya M. Jaeger de Foras
Tanya M. Jaeger de Foras Senior Vice President, Chief Legal Officer, Corporate Secretary and Chief Compliance Officer